Doc. 679690




                            FORM 8-A



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION



                     WASHINGTON, D.C.  20549





        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

             PURSUANT TO SECTION 12(b) OR (g) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                        PFF BANCORP, INC.



     (Exact name of registrant as specified in its charter)

          DELAWARE                      95-4561623

 (state of incorporation or    (IRS Employer Identification
        organization)                      No.)





   350 South Gary Avenue,                 91766
     Pomona, California

    (Address of principal               (Zip Code)
     executive offices)



                                  Name of each
              Title of each         exchange
                  class          on which each
                to be so            class is
               registered       to be registered
              Common Stock,      New York Stock
             Par Value $.01         Exchange
                Per Share



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

     If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the
following box [    ]

     Securities Act registration statement file number to which this form relates: 33-80259

     Securities to be registered pursuant to Section 12(b) of the
     Act:



             COMMON STOCK, PAR VALUE $.01 PER SHARE



                        (Title of class)









ITEM 1         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
REGISTERED.

     Incorporated by reference to the portion of the prospectus under the heading "Description of Capital Stock," filed as part of the registrant's registration statement on Form S-1, as amended, No. 33-80259, filed on December 8.1995. (Confirm that the capital structure has not changed.)



ITEM 2         EXHIBITS

     1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contract or other documents which limit or qualify the rights of such holders.



          (a)  Certificate of Incorporation of PFF Bancorp, Inc.


          Incorporated by reference to Exhibit 3.1 to registrant's registration statement on Form S-1, as amended, No. 33-80259, filed on December 8, 1995.



          (b)  Bylaws of PFF Bancorp, Inc.


          Incorporated by reference to Exhibit 3.2 to registrant's registration statement on Form S-1, as amended No. 33-80259, filed on filed on December 8, 1995.



          (c)  Form of Stock Certificate.



          Incorporated by reference to Exhibit 4.0 to registrant's registration statement on Form S-1, as amended No. 33-80259, filed on December 8, 1995.





     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                   PFF Bancorp, Inc.



                                   Date:     December 26,
                                   2001



                                   By:  /s/Gregory C.
                                   Talbott

                                          Gregory C.
                                   Talbott

                                          Executive Vice
                                   President, Chief
                                          Financial Officer
                                   and Teasurer